UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 3, 2007

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)		Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item        5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)          Not applicable.

(b)         Not applicable.

(c)          Effective March 28, 2007, the Board of Directors of KEMET Corporation (the “Company”) approved certain additions and modifications to the compensation plan of its Chief Executive Officer, Per-Olof Loof.  These additions and modifications are as follows:

a.               The change in control agreement for Mr. Loof will be modified as follows:

i.      Accelerated Vesting.  An accelerated vesting provision will be added such that the vesting of any performance awards under the 2004 Long Term Incentive Compensation Plan which are made after April 1, 2007 shall be accelerated to the next whole year following the date of the change in control as determined under the change in control agreement.  Such awards shall be payable in an amount equal to the greater of (x) the actual performance of the Company through the date of the change in control compared to the plan target, up to the maximum amount payable under the plan and (y) the target amount payable under the plan for such period.

ii.   Section 409A Delay.  Subject to certain exceptions, if Mr. Loof is deemed to be a “specified employee” within the meaning of Code §416(i) and Proposed Treasury Regulation §1.409A-a(i), no payments will be made under the change in control agreement before the date that is six months after the termination (or, if earlier, the date of death) of Mr. Loof.  In such case, all payments to which Mr. Loof is entitled during the first six months shall be accumulated and paid on the first day of the seventh month following such termination.

iii.    Section 280G Payments.  If it is determined that any payments made to Mr. Loof pursuant to the change in control agreement, either separately or in conjunction with other payments, benefits and entitlements would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby is subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then in such event the Company shall pay a “gross-up” payment in an amount equal to the amount of such Excise Tax, plus all federal and state income or other taxes with respect to the payment of the amount of such Excise Tax, including all such taxes with respect to any such gross-up payment.

b.              A change in control retention agreement will be implemented which will include a provision that in the event the Company is sold for a premium above a pre-event market price, if Mr. Loof agrees to remain employed by the Company for a six-month period following the change in control event, Mr. Loof will be entitled to a payment.  The minimum premium above the pre-event market stock price which would result in a payment would be 20%.  An acquisition premium of 20% to 29% would result in a payment under this change in control retention agreement of an amount equal to 20% of the sum of (x) Mr. Loof’s then current annual base salary plus (y) Mr. Loof’s then current target annual short-term incentive bonus.  The amount of the payment would increase to 30% at an acquisition premium of 30% and the percentage would increase thereafter by 6% for each 1% increase in acquisition premium.  The maximum amount payable would be capped at an acquisition premium equal to or greater than 50%.  This change in control retention agreement will also include the Section 409A Delay and Section 280G Payments provisions as described above.

(d)         Effective March 28, 2007, the Board of Directors of the Company approved certain additions and modifications to the compensation plans for its other executive officers.  These additions and modifications are as follows:

a.               The change in control agreement for the other executive officers will be modified as follows:

i.      Accelerated Vesting.  An accelerated vesting provision will be added such that the vesting of any performance awards under the 2004 Long Term Incentive Compensation Plan which are made after April 1, 2007 shall be accelerated to the next whole year following the date of the change in control as determined under the change in control agreement.  Such awards shall be payable in an amount equal to the greater of (x) the actual performance of the Company through the date of the change in control compared to the plan target, up to the maximum amount payable under the plan and (y) the target amount payable under the plan for such period.

ii.   Section 409A Delay.  Subject to certain exceptions, if the executive officer is deemed to be a “specified employee” within the meaning of Code §416(i) and Proposed Treasury Regulation §1.409A-a(i), no payments will be made under the change in control agreement before the date that is six months after the termination (or, if earlier, the date of death) of the executive officer.  In such case, all payments to which the executive officer is entitled during the first six months shall be accumulated and paid on the first day of the seventh month following such termination.

iii.    Section 280G Payments.  If it is determined that any payments made to an executive officer pursuant to the change in control agreement, either separately or in conjunction with other payments, benefits and entitlements would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby is subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then in such event the Company shall pay a “gross-up” payment in an amount equal to the amount of such Excise Tax, plus all federal and state income or other taxes with respect to the payment of the amount of such Excise Tax, including all such taxes with respect to any such gross-up payment.

b.              A change in control retention agreement will be implemented which will include a provision that in the event the Company is sold for a premium above a pre-event market price, if the executive officer agrees to remain employed by the Company for a six-month period following the change in control event, the executive officer will be entitled to a payment.  The minimum premium above the pre-event stock market price which would result in a payment would be 20%.  An acquisition premium of 20% to 29% would result in a payment under this change in control retention agreement of an amount equal to 20% of the sum of (x) the executive officer’s then current annual base salary plus (y) the executive officer’s then current target annual short-term incentive bonus.  The amount of the payment would increase to 30% at an acquisition premium of 30% and the payment would increase thereafter by 4% for each 1% increase in acquisition premium.  The maximum amount payable would be capped at an acquisition premium equal to or greater than 50%.  This change in control retention agreement will also include the Section 409A Delay and Section 280G Payments provisions as described above.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2007	KEMET Corporation

/s/ D. E. Gable
David E. Gable
Senior Vice President and
Chief Financial Officer